Exhibit 4.1

EXECUTION VERSION

AMENDMENT NO. 2 TO THE
RIGHTS AGREEMENT

AMENDMENT, dated as of May 10, 2011 (this “Amendment”), between CKx, Inc., a Delaware corporation (the “Company”), and Mellon Investor Services LLC as Rights Agent (the “Rights Agent”) to the Rights Agreement, dated as of June 24, 2010, as amended (the “Rights Agreement”), between the Company and the Rights Agent.

RECITALS

WHEREAS, the Company and Mellon Investor Services LLC, as Rights Agent, are parties to the Rights Agreement, as amended by Amendment No. 1 to Rights Agreement dated as of July 13, 2010;

WHEREAS, the Company, Colonel Holdings, Inc., a Delaware corporation (“Parent”), and Colonel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), intend to enter into an Agreement and Plan of Merger to be dated as of the date hereof (as it may be amended from time to time in accordance, the “Merger Agreement”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, one or more stockholders intend to enter into a support agreement with Parent to be dated as of the date hereof (collectively, as they may be amended from time to time, the “Support Agreements”);

WHEREAS, the Company desires to amend the Rights Agreement to render such agreement inapplicable to the Offer and the Merger (each as defined in the Merger Agreement), the other transactions contemplated by the Merger Agreement, the Support Agreements and the other transactions contemplated by the Support Agreements, and to make such other amendments to the Rights Agreement as contained in this Amendment;

WHEREAS, pursuant to, and subject to the terms of, Section 27 of the Rights Agreement, at any time prior to the time at which any Person becomes an Acquiring Person, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent;

WHEREAS, no Person has yet become an Acquiring Person and the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable and the Company and the Rights Agent desire to evidence such amendment in writing; and

WHEREAS, all acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

Accordingly, the parties agree as follows:

1. Amendment to Definition of “Acquiring Person”. Section 1(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

“Anything in this Section 1(a) or this Agreement to the contrary notwithstanding, none of Colonel Holdings, Inc., a Delaware corporation (“Parent”), Colonel Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), any stockholder of the Company party to a support agreement with Parent to be dated as of May 10, 2011 (collectively, as they may be amended from time to time, the “Support Agreements”) or any of their respective Affiliates or Associates, is, nor shall any of them be deemed to be, an “Acquiring Person” by virtue of (i) the execution of, or their entry into, the Agreement and Plan of Merger, to be dated as of May 10, 2011 by and among the Company, Parent and Merger Sub (as it may be amended from time to time, the “Merger Agreement”); (ii) the execution of, or their entry into, any of the Support Agreements; (iii) the execution of, or their entry into, any other contract or instrument in connection with the Merger Agreement or any of the Support Agreements; (iv) their acquisition or their right to acquire, beneficial ownership of Common Stock as a result of their execution of the Merger Agreement; or (v) the consummation of the Offer (as defined in the Merger Agreement) or the Merger (as defined in the Merger Agreement), in each case in accordance with, pursuant to, and on the terms and subject to the conditions set forth in the Merger Agreement; it being the purpose of the Company that neither the execution of the Merger Agreement or the Support Agreements by any of the parties thereto (after giving effect to any amendment to the Merger Agreement entered into by the Company and/or any amendment to a Support Agreement to which the Company has consented (such consent not to be unreasonably withheld, condition or delayed)) nor the consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Merger Agreement and the Support Agreements, shall in any respect give rise to any provision of this Agreement becoming effective.”

2. Amendment to Section 1(d).

(a) Section 1(d)(ii) of the Rights Agreement is amended to add the following proviso after the last sentence thereof:

“; provided, further that the foregoing or any provision to the contrary in this Agreement notwithstanding, none of Parent, Merger Sub, any of the stockholders of the Company party to a Support Agreement or any Affiliate or Associate of any such Persons shall be deemed under this clause (ii) to have the right or obligation to acquire, or the right to vote, pursuant to an agreement, arrangement or understanding, any securities of the Company solely by reason of such Support Agreement or the fulfillment by any Person of its obligations thereunder;”

(b) Section 1(d)(iii) of the Rights Agreement is amended to add the following proviso at the end thereof:

“; provided, further that the foregoing or any provision to the contrary in this Agreement notwithstanding, none of Parent, Merger Sub, any of the stockholders of the Company party to a Support Agreement or any Affiliate or Associate of any such Persons shall be deemed under this clause (iii) to have an agreement, arrangement or understanding with any Person for the purpose of acquiring, holding, voting or disposing of any securities of the Company solely by reason of such Support Agreement or the fulfillment by any Person of its obligations thereunder;”

3. Amendment to Definition of “Distribution Date”. Section 1(h) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

“The foregoing or any provision to the contrary in this Agreement notwithstanding, a Distribution Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the Support Agreements or the announcement or consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Merger Agreement and the Support Agreements.”

4. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is amended by adding the following the words and the end of the last sentence:

“or (iv) immediately prior to the earlier to occur of the Acceptance Time and the Effective Time (each as defined in the Merger Agreement).”

5. Amendment to Definition of “Shares Acquisition Date.” Section 1(u) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

“The foregoing or any provision to the contrary in this Agreement notwithstanding, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance of the Merger Agreement or the Support Agreements or the announcement or consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Merger Agreement and the Support Agreements.”

6. Amendment of Section 30. Section 30 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

“Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of the approval, execution or delivery of the Merger Agreement or the Support Agreements or the consummation of the Offer or any other transactions contemplated by the Merger Agreement or the Support Agreements, in each case in accordance with, pursuant to and upon the terms and conditions of the Merger Agreement and the Support Agreements or the public announcement of any of the foregoing.”

7. Amendment to Add Section 37. The Rights Agreement is hereby amended by adding a new Section 37 at the end thereof:

“Section 37. Treatment of Rights at the Acceptance Time or the Effective Time. Any provision to the contrary in this Agreement notwithstanding, all Rights will expire in their entirety immediately prior to the earlier to occur of the Acceptance Time and the Effective Time (each as defined in the Merger Agreement) (each as defined in the Merger Agreement) without any payment to be made in respect thereof.”

8. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated, then this Amendment shall be of no further force and effect and the Agreement shall remain the same as it existed immediately prior to execution of this Amendment, without prejudice to any action taken prior to such termination in compliance with the Rights Agreement as amended hereby.

9. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

10. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.

11. Notice to Rights Agent. The Company agrees to notify the Rights Agent promptly after the occurrence of the earlier to occur of the Acceptance Time or the Effective Time, in either case resulting in the expiration of the Rights.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:		CKX, INC.

By:	/s/ Kelly S. Pontano	By:	/s/ Thomas P. Benson

	Name: Kelly S. Pontano		Name: Thomas P. Benson
	Title: Senior Counsel and Vice President		Title: Executive Vice President, Chief Financial Officer and Treasurer

Attest:		MELLON INVESTOR SERVICES LLC, as Rights Agent

By:	/s/ Stephen Jones	By:	/s/ Kayur Patel

	Name: Stephen Jones		Name: Kayur Patel
	Title: Vice President		Title: Vice President